UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2004

Ocular Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-22623	94-2985696

(Commission File Number)	(IRS Employer Identification No.)

1855 GATEWAY BOULEVARD, SUITE 700, CONCORD, CALIFORNIA	94520

(Address of principal executive offices)	(Zip Code)

(925) 969-7000
(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Item 7: Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Document

99.1	Press release issued by Ocular Sciences, Inc. on February 19, 2004, entitled “Ocular Sciences Reports Strong Fourth Quarter Results.” *

*This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 12:Results of Operations and Financial Condition.

     On February 19, 2004, Ocular Sciences, Inc. (the “Company”) announced its results of operations and financial condition as of and for the fourth quarter ended December 31, 2003 in a press release that is attached hereto as Exhibit 99.1.

The information in this Report, including the Exhibit 99.1 attached hereto, is furnished pursuant to Items 9 and 12 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section. It may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

     The Company’s earnings release contains non-GAAP financial measures. Pursuant to the requirements of Regulation G, the Company has provided reconciliations within the press release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

     Adjusted operating income, net income and earnings per share data, and free cash flow data, is presented in the earnings release. The operating income, net income and earnings per share data is adjusted to exclude restructuring and related charges that impacted the Company’s results of operations. Specifically, the Company has excluded restructuring and related charges associated with the manufacturing transition program announced in December 2002 that the Company expects to complete in 2004. The Company’s management uses this information excluding these charges in evaluating results of the continuing operations of the Company and believes that this information provides investors with valuable insight into the underlying results of operations of the Company and facilitates comparison between the Company and other companies. The Company also believes that the use of a free cash flow measure is appropriate information because it provides investors and others with a measure of cash generated by the Company which could be available to fund on going operations, repay creditors and generate returns to shareholders.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULAR SCIENCES, INC.

Date: February 19, 2004	By:	/s/ Steven Neil

Steven Neil
Chief Financial Officer

Exhibit Index

Exhibit No.	Document

99.1	Press release issued by Ocular Sciences, Inc. on February 19, 2004, entitled “Ocular Sciences Reports Strong Fourth Quarter Results.” *

*This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.